Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS SECOND-QUARTER 2014 RESULTS

— Raises full-year 2014 projections —

LAKE FOREST, Ill., July 30, 2014 -- Hospira, Inc. (NYSE: HSP), the world's leading provider of injectable drugs and infusion technologies, today reported results for the second quarter ended June 30, 2014. Net sales for the quarter were $1.1 billion and adjusted* diluted earnings per share were $0.72. (Adjusted* measures exclude specified items as described later in this press release and the attached schedules.) On a U.S. Generally Accepted Accounting Principles (GAAP) basis, second-quarter 2014 diluted earnings per share were $0.42.

"Hospira delivered another strong quarter, driven by continued positive performance in our Specialty Injectable Pharmaceuticals products," said F. Michael Ball, chief executive officer. "The investments we have been making to reinforce our foundation and drive growth are also contributing to our results, as are the diligent efforts of Hospira employees around the world. Given our favorable performance for the first half of 2014, we are raising our guidance for the full year, with a continued focus on serving our customers, driving profitable growth and delivering shareholder value."

Second-Quarter 2014 Results
The following table highlights selected financial results for the second quarter of 2014 compared to the same period in 2013:

In $ millions, except per share amounts	GAAP Three Months Ended June 30,		%	Adjusted* Three Months Ended June 30,		%
	2014	2013	Change	2014	2013	Change
Net Sales	$1,135.8	$1,026.2	10.7%	$1,135.8	$1,026.2	10.7%
Gross Profit (Net Sales less Cost of Products Sold)	$400.0	$318.7	25.5%	$464.3	$388.9	19.4%
Income from Operations	$99.5	$52.2	90.6%	$179.3	$126.4	41.9%
Diluted Earnings per Share	$0.42	$0.20	110.0%	$0.72	$0.55	30.9%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	35.2%	31.1%		40.9%	37.9%
Income from Operations	8.8%	5.1%		15.8%	12.3%

Specified items are included in GAAP results and excluded from adjusted* non-GAAP measures; the specified items are detailed in the schedules attached to this press release.

Net sales were $1.1 billion in the second quarter of 2014, an increase of 10.7 percent compared to the second quarter of 2013. Net sales benefited from continued strong global sales of Specialty Injectable Pharmaceuticals (SIP) products, which were driven mainly by favorable pricing and our continued supply recovery in the United States.

Adjusted* income from operations increased 41.9 percent to $179 million in the second quarter of 2014, compared to $126 million in the second quarter of 2013. The increase primarily reflects the impact of improved pricing and increased volume in the company's SIP products, partially offset by higher Selling, general and administrative expenses. On a GAAP basis, income from operations was $100 million, compared to $52 million in the second quarter of 2013. In addition to the factors impacting the adjusted* income from operations results, in second-quarter 2014, manufacturing spending related to the company’s quality- and product-related charges was lower, while capacity expansion-related charges were higher.

The effective tax rate on an adjusted basis* in the second quarter of 2014 was 28.2 percent, compared to 17.1 percent in the second quarter of 2013. The increase in the effective tax rate on an adjusted* basis reflects an increase and shift in the mix of earnings to higher tax-rate jurisdictions, as well as the revised earnings projections for full-year 2014. On a GAAP basis, the second-quarter 2014 effective tax rate was an expense of 23.3 percent, compared to a benefit of 27.9 percent for the same period in 2013.

Cash Flow
Cash flow from operations for the first six months of 2014 was $176 million, compared to $51 million in the first six months of 2013. The increase is primarily due to higher net income in the first six months of 2014.

Capital expenditures were $185 million for the first six months of 2014, compared to $153 million for the same period in 2013. The increase reflects capital spending primarily associated with the company′s new facility in Vizag, India, as well as the company’s modernization initiatives.

2014 Projections
The projection ranges for full-year 2014 net sales and adjusted* diluted earnings per share include, among several factors, assumptions related to the timing of genericization of Precedex™ (dexmedetomidine HCl), the company's proprietary pharmaceutical for sedation.

Based on favorable performance during the first half of 2014, Hospira now expects net sales growth for full-year 2014 to range between 6 to 9 percent on a constant-currency basis, with minimal impact from foreign currency.

The company is now projecting adjusted* diluted earnings per share for 2014 to range between $2.30 and $2.50.
The reconciliation between the projected 2014 adjusted* diluted earnings per share and projected GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.30 - $2.50

Estimated charges related to the company's Device Strategy (mid-point of an estimated range of $0.13 to $0.19 per diluted share)	$(0.16)

Estimated amortization of intangible assets related to certain acquisitions (mid-point of an estimated range of $0.24 to $ 0.28 per diluted share)	$(0.26)

Estimated charges for certain quality and product-related matters (mid-point of an estimated range of $0.25 to $0.31 per diluted share)	$(0.28)

Estimated charges related to capacity expansion (mid-point of an estimated range of $0.30 to $0.38 per diluted share)	$(0.34)

Estimated net acquisition and integration-related charges associated with the recently completed acquisition of an API-related business from Orchid Chemicals & Pharmaceuticals (mid-point of an estimated range of $0.11 to $0.13 per diluted share)	$(0.12)

Estimated charges related to facilities optimization, impairment of certain assets and other restructuring (mid-point of an estimated range of $0.04 to $0.06 per diluted share)	$(0.05)

Diluted earnings per share — GAAP	$1.09 - $1.29

The adjusting items are shown net of tax in aggregate of $94 million, which is calculated for the specified adjustments stated above, based on the statutory tax rates in the various tax jurisdictions in which the items are expected to occur.

The company is updating its guidance for full-year 2014 cash flow from operations, which it now expects to range between $275 million and $375 million. Capital expenditure projections remain in a range between $375 million and $425 million. The company continues to expect depreciation and amortization to range between $225 million and $275 million.

*Use of Non-GAAP Financial Measures
Adjusted* measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira's Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast/Complementary Material
Hospira will hold a conference call for investors and media at 8 a.m. Central time on Wednesday, July 30, 2014. A live webcast of the conference call will be available on Hospira's website at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. In addition, complementary information will be available on the presentations page of the Investor Relations website at the beginning of the conference call. A replay will be available on the Hospira website for 30 days following the call.

About Hospira
Hospira, Inc. is the world's leading provider of injectable drugs and infusion technologies, and a global leader in biosimilars. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill., and has approximately 17,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira's results of operations; projections of certain charges, expenses, and cash flow; and other statements regarding Hospira's goals, plans and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties, including adequate and sustained progress on the company's quality initiatives, continuous improvement activities, and Device Strategy, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, intellectual property, product development, technological, supply, quality, and other factors that may affect Hospira's operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings "Forward-Looking Statements," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Hospira's latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission and incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Dan Rosenberg	Karen King
(224) 212-3366	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

Hospira, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Three Months Ended June 30,		% Change
	2014	2013
Net sales	$1,135.8	$1,026.2	10.7%

Cost of products sold	735.8	707.5	4.0%
Restructuring and impairment	13.5	2.9	365.5%
Research and development	75.7	74.4	1.7%
Selling, general and administrative	211.3	189.2	11.7%
Total operating costs and expenses	1,036.3	974.0	6.4%
Income From Operations	99.5	52.2	90.6%

Interest expense	19.2	19.9	(3.5)%
Other (income) expense, net	(0.8)	10.1	107.9%
Income Before Income Taxes	81.1	22.2	265.3%

Income tax expense (benefit)	18.9	(6.2)	(404.8)%
Equity income from affiliates, net	(8.7)	(4.5)	93.3%
Net Income	$70.9	$32.9	115.5%

Earnings Per Common Share:
Basic	$0.42	$0.20	110.0%
Diluted	$0.42	$0.20	110.0%

Weighted Average Common Shares Outstanding:
Basic	167.7	165.5	1.3%
Diluted	170.0	166.3	2.2%

Adjusted Gross Profit (1)(2)	$464.3	$388.9	19.4%
Adjusted Income From Operations (1)	$179.3	$126.4	41.9%
Adjusted Net Income (1)	$122.1	$92.1	32.6%
Adjusted Diluted Earnings Per Share (1)	$0.72	$0.55	30.9%

Statistics (as a % of Net sales, except for income tax rate)

	GAAP Three Months Ended June 30,		Adjusted (1) Three Months Ended June 30,
	2014	2013	2014	2013
Gross Profit (2)	35.2%	31.1%	40.9%	37.9%
Income From Operations	8.8%	5.1%	15.8%	12.3%
Net Income	6.2%	3.2%	10.8%	9.0%
Income Tax Rate	23.3%	(27.9)%	28.2%	17.1%
______________________________________________________________________

(1)
Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes specified items, as indicated in the previous footnote.

Hospira, Inc.
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Six Months Ended June 30,		% Change
	2014	2013
Net sales	$2,186.6	$1,910.2	14.5%

Cost of products sold	1,417.0	1,441.4	(1.7)%
Restructuring and impairment	14.2	11.7	21.4%
Research and development	158.9	148.2	7.2%
Selling, general and administrative	397.4	375.3	5.9%
Total operating costs and expenses	1,987.5	1,976.6	0.6%
Income (Loss) From Operations	199.1	(66.4)	399.8%

Interest expense	39.7	39.5	0.5%
Other (income) expense, net	(2.8)	12.4	122.6%
Income (Loss) Before Income Taxes	162.2	(118.3)	237.1%

Income tax expense (benefit)	35.4	(64.5)	(154.9)%
Equity income from affiliates, net	(12.0)	(10.1)	18.8%
Net Income (Loss)	$138.8	$(43.7)	417.6%

Earnings (Loss) Per Common Share:
Basic	$0.83	$(0.26)	419.2%
Diluted	$0.82	$(0.26)	415.4%

Weighted Average Common Shares Outstanding:
Basic	167.1	165.4	1.0%
Diluted	169.8	165.4	2.7%

Adjusted Net Sales (1)(2)	$2,186.6	$2,014.5	8.5%
Adjusted Gross Profit (1)(3)	$884.2	$748.4	18.1%
Adjusted Income From Operations (1)	$330.8	$227.6	45.3%
Adjusted Net Income (1)	$223.8	$178.2	25.6%
Adjusted Diluted Earnings Per Share (1)	$1.32	$1.07	23.4%

Statistics (as a % of Net sales, except for income tax rate)

	GAAP Six Months Ended June 30,		Adjusted (1) Six Months Ended June 30,
	2014	2013	2014	2013
Gross Profit (3)	35.2%	24.5%	40.4%	37.2%
Income (Loss) From Operations	9.1%	(3.5)%	15.1%	11.3%
Net Income (Loss)	6.3%	(2.3)%	10.2%	8.8%
Income Tax Rate	21.8%	54.5%	26.5%	10.1%
______________________________________________________________________

(1)
Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	There were no Device Strategy charges included in GAAP Net sales for the six months ended June 30, 2014.
(3)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes specified items, as indicated in the previous footnotes.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Three Months Ended June 30, 2014 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP Financial Measures	$400.0	$99.5	$70.9	$0.42
Specified Items (2)
Device Strategy charges (A)	6.1	7.0	5.9	0.03
Amortization of certain intangible assets (B)	17.9	17.9	12.3	0.07
Impairment of certain assets (C)	—	6.1	3.8	0.02
Certain quality and product related charges (D)	26.2	26.2	16.6	0.10
Capacity expansion related charges (E)	14.1	14.1	9.2	0.05
Acquisition and integration related charges (gains) (F)	—	1.9	(0.7)	—
Facilities optimization charges (G)	—	5.0	3.1	0.02
Other restructuring charges (H)	—	1.6	1.0	0.01
Adjusted financial measures (3)	$464.3	$179.3	$122.1	$0.72
__________________________________________________________________________

GAAP results for the three months ended June 30, 2014 include:
(A)
Device Strategy charges: $6.1 million in Cost of products sold and $0.9 million reported in Restructuring and impairment. These charges include consulting, customer accommodations, other asset impairments, accelerated depreciation, and other costs associated with Hospira's Device Strategy.

(B)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma Limited ("Mayne Pharma") and a generic injectable business by Hospira Healthcare India Private Limited ("Hospira India").

(C)	Impairment of certain property and equipment assets reported in Restructuring and impairment.
(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, and device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira's response to the United States Food and Drug Administration ("FDA") warning letters and charges related to certain device related remediation activities.

(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Acquisition and integration related charges (gains): $1.9 million reported in Selling, general, and administrative and ($3.1) million reported in Other (income) expense, net. These amounts include costs for the acquisition and integration and foreign exchange hedge gains of an active pharmaceutical ingredient business.

(G)	Facilities optimization charges reported in Restructuring and impairment related to the sale of the Buffalo, NY, manufacturing facility.
(H)	Other restructuring charges reported in Restructuring and impairment. These charges include severance charges associated with Hospira's commercial reorganization.

Three Months Ended June 30, 2013 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP Financial Measures	$318.7	$52.2	$32.9	$0.20
Specified Items (2)
Device Strategy charges (A)	14.6	17.0	11.6	0.07
Amortization of certain intangible assets (B)	17.6	17.6	12.2	0.07
Impairment of certain assets (C)	—	—	9.1	0.05
Certain quality and product related charges (D)	34.0	34.0	22.6	0.14
Capacity expansion related charges (E)	4.0	4.0	2.6	0.02
Acquisition and integration related charges (F)	—	1.1	0.7	—
Other restructuring charges (G)	—	0.5	0.4	—
Adjusted financial measures (3)	$388.9	$126.4	$92.1	$0.55

__________________________________________________________________________

GAAP results for the three months ended June 30, 2013 include:
(A)
Device Strategy charges: $14.6 million in Cost of products sold, and $2.4 million reported in Restructuring and impairment. These charges include device related customer accommodations, other asset impairments, accelerated depreciation, consulting and other costs associated with Hospira's Device Strategy.

	(B)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma and a generic injectable business by Hospira India.
	(C)	Impairment of certain investment assets: $9.3 million reported in Other (income) expense, net.
(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, and device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira's response to the FDA warning letters and charges related to certain device related remediation activities.

	(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Acquisition and integration related charges reported in Selling, general, and administrative include costs for the then pending acquisition and integration of an active pharmaceutical ingredient business.

	(G)	Other restructuring charges reported in Restructuring and impairment. These charges include severance charges associated with Hospira's commercial reorganization.
(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)
Specified items are shown net of tax in aggregate of $25.5 million and $24.3 million for the three months ended June 30, 2014 and 2013, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for specified items. Management believes the Non-GAAP financial measures represent the amounts directly related to the ongoing operations of the business and uses these measures in evaluating performance. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP and may not be comparable to, or calculated in the same manner as, Non-GAAP financial measures published by other companies. Refer to Hospira's Form 8-K furnished on July 30, 2014.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Six Months Ended June 30, 2014 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP Financial Measures	$769.6	$199.1	$138.8	$0.82
Specified Items (2)
Device Strategy charges (A)	12.0	13.3	10.5	0.06
Amortization of certain intangible assets (B)	35.4	35.4	24.6	0.14
Impairment of certain assets (C)	—	6.1	3.8	0.02
Certain quality and product related charges (D)	39.1	39.1	25.1	0.15
Capacity expansion related charges (E)	28.1	28.1	18.5	0.11
Acquisition and integration related charges (gains) (F)	—	2.8	(1.8)	(0.01)
Facilities optimization charges (G)	—	5.0	3.1	0.02
Other restructuring charges (H)	—	1.9	1.2	0.01
Adjusted financial measures (3)	$884.2	$330.8	$223.8	$1.32
__________________________________________________________________________

GAAP results for the six months ended June 30, 2014 include:
(A)
Device Strategy charges: $12.0 million in Cost of products sold and $1.3 million in Restructuring and impairment. These charges include consulting, customer accommodations, collection and destruction costs, accelerated depreciation, and other costs associated with Hospira's Device Strategy.

(B)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma and a generic injectable business by Hospira India.
(C)	Impairments of certain property and equipment assets reported in Restructuring and impairment.
(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, and device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira's response to the FDA warning letters and charges related to certain device related remediation activities.

(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Acquisition and integration related charges (gains): $2.8 million reported in Selling, general, and administrative and $(5.8) million reported in Other (income) expense, net. These amounts include costs for the acquisition and integration and foreign exchange hedge gains of an active pharmaceutical ingredient business.

(G)	Facilities optimization charges reported in Restructuring and impairment related to the sale of the Buffalo, NY, manufacturing facility.
(H)	Other restructuring charges reported in Restructuring and impairment. These charges include severance costs associated with Hospira's commercial reorganization.

Six Months Ended June 30, 2013 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Net Sales	Gross Profit (1)	(Loss) Income From Operations	Net (Loss) Income	Diluted EPS
GAAP Financial Measures	$1,910.2	$468.8	$(66.4)	$(43.7)	$(0.26)
Specified Items (2)
Device Strategy charges (A)	104.3	191.4	198.5	145.9	0.88
Amortization of certain intangible assets (B)	—	35.8	35.8	24.9	0.15
Impairment of certain assets (C)	—	—	—	11.1	0.06
Certain quality and product related charges (D)	—	44.7	44.7	30.0	0.18
Capacity expansion related charges (E)	—	7.7	7.7	5.0	0.03
Acquisition and integration related charges (F)	—	—	2.8	1.8	0.01
Other restructuring charges (G)	—	—	4.5	3.2	0.02
Adjusted financial measures (3)	$2,014.5	$748.4	$227.6	$178.2	$1.07

__________________________________________________________________________

GAAP results for the six months ended June 30, 2013 include:
(A)
Device Strategy charges: $104.3 million reported in Net sales, $87.1 million in Cost of products sold and $7.1 million in Restructuring and impairment. These charges include device related customer sales allowances, customer accommodations, contract termination, collection and destruction costs, inventory charges, other asset impairments, accelerated depreciation, consulting and other costs associated with Hospira's Device Strategy.

	(B)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma and a generic injectable business by Hospira India.
	(C)	Impairment of certain investment assets: $11.3 million reported in Other (income) expense, net.
(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, and device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira's response to the FDA warning letters and charges related to certain device related remediation activities.

	(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Acquisition and integration related charges reported in Selling, general, and administrative include costs for the then pending acquisition and integration of an active pharmaceutical ingredient business.

	(G)	Other restructuring charges reported in Restructuring and impairment. These charges include severance charges associated with Hospira's commercial reorganization.
(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)
Specified items are shown net of tax in aggregate of $40.9 million and $83.4 million for the six months ended June 30, 2014 and 2013, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including adjusted net sales, adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for specified items. Management believes the Non-GAAP financial measures represent the amounts directly related to the ongoing operations of the business and uses these measures in evaluating performance. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP, and may not be comparable to, or calculated in the same manner as, Non-GAAP financial measures published by other companies. Refer to Hospira's Form 8-K furnished on July 30, 2014.

Hospira, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(dollars in millions)

	June 30, 2014	December 31, 2013
Assets
Current Assets:
Cash and cash equivalents	$796.5	$798.1
Trade receivables, less allowances of $12.3 and $11.2, respectively	649.5	574.3
Inventories, net	1,167.8	1,066.2
Deferred income taxes and other	222.0	208.6
Prepaid expenses	81.8	90.0
Other receivables	143.1	101.3
Total Current Assets	3,060.7	2,838.5
Property and equipment, net	1,655.6	1,574.2
Intangible assets, net	139.3	172.2
Goodwill	1,070.9	1,057.7
Deferred income taxes	296.7	358.9
Investments	44.3	33.1
Other assets	134.3	144.3
Total Assets	$6,401.8	$6,178.9
Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$19.9	$93.7
Trade accounts payable	349.2	329.2
Salaries, wages and commissions	183.1	185.4
Other accrued liabilities	639.3	556.8
Total Current Liabilities	1,191.5	1,165.1
Long-term debt	1,748.9	1,747.0
Deferred income taxes	6.8	3.2
Post-retirement obligations and other long-term liabilities	204.0	301.7
Commitments and Contingencies
Total Shareholders' Equity	3,250.6	2,961.9
Total Liabilities and Shareholders' Equity	$6,401.8	$6,178.9

Hospira, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(dollars in millions)

	Six Months Ended June 30,
	2014	2013
Cash Flow From Operating Activities:
Net Income (Loss)	$138.8	$(43.7)
Adjustments to reconcile Net Income (Loss) to net cash from operating activities-
Depreciation	87.1	84.7
Amortization of intangible assets	43.9	43.5
Stock-based compensation expense	28.7	20.7
Undistributed equity income from affiliates	(12.0)	(10.1)
Distributions received from equity affiliates	—	30.1
Deferred income taxes and other tax adjustments	32.7	(59.2)
Impairments and other asset charges	7.3	64.8
Loss on disposal of assets	5.0	—
Changes in assets and liabilities-
Trade receivables	(71.9)	(34.6)
Inventories	(96.1)	(110.0)
Prepaid expenses and other assets	(22.0)	(49.7)
Trade accounts payable	27.1	3.4
Other liabilities	(2.3)	101.7
Other, net	9.2	9.0
Net Cash Provided by Operating Activities	175.5	50.6

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(184.8)	(152.7)
Acquisition, net of cash acquired	(9.0)	—
Purchases of intangibles and other investments	(4.3)	(9.9)
Proceeds from disposal of businesses and assets	16.9	1.4
Net Cash Used in Investing Activities	(181.2)	(161.2)

Cash Flow From Financing Activities:
Other borrowings, net	(77.2)	32.4
Excess tax benefit from stock-based compensation arrangements	2.6	0.5
Proceeds from stock options exercised	78.0	6.1
Net Cash Provided by Financing Activities	3.4	39.0

Effect of exchange rate changes on cash and cash equivalents	0.7	(17.3)

Net change in cash and cash equivalents	(1.6)	(88.9)
Cash and cash equivalents at beginning of period	798.1	772.1
Cash and cash equivalents at end of period	$796.5	$683.2

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$51.1	$51.4
Income taxes, net of refunds	$8.8	$19.4
Accrued capital expenditures	$25.7	$18.4

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Three Months Ended June 30,
	2014	2013	% Change at Actual Currency Rates	% Change at Constant Currency Rates(1)
Americas—
Specialty Injectable Pharmaceuticals	$625.5	$539.3	16.0%	16.7%
Medication Management	176.2	176.5	(0.2)%	1.4%
Other Pharma	111.5	100.4	11.1%	11.4%
Total Americas	913.2	816.2	11.9%	12.7%

Europe, Middle East & Africa ("EMEA")—
Specialty Injectable Pharmaceuticals	84.6	82.0	3.2%	(1.6)%
Medication Management	27.9	27.0	3.3%	(1.9)%
Other Pharma	20.2	20.3	(0.5)%	(7.9)%
Total EMEA	132.7	129.3	2.6%	(2.6)%

Asia Pacific ("APAC")—
Specialty Injectable Pharmaceuticals	75.2	68.5	9.8%	13.3%
Medication Management	11.4	10.5	8.6%	11.4%
Other Pharma	3.3	1.7	94.1%	94.1%
Total APAC	89.9	80.7	11.4%	14.7%

Net Sales	$1,135.8	$1,026.2	10.7%	11.0%

Global—
Specialty Injectable Pharmaceuticals	$785.3	$689.8	13.8%	14.2%
Medication Management	215.5	214.0	0.7%	1.4%
Other Pharma	135.0	122.4	10.3%	9.3%
Net Sales	$1,135.8	$1,026.2	10.7%	11.0%

(1)
The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates. Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period's foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira's results of operations.

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Six Months Ended June 30,
				Reported		Adjusted(1)(3)
	GAAP Net Sales 2014	GAAP Net Sales 2013	Adjusted Net Sales 2013(1)(3)	% Change at Actual Currency Rates	% Change at Constant Currency Rates(2)	% Change at Actual Currency Rates	% Change at Constant Currency Rates(2)
Americas—
Specialty Injectable Pharmaceuticals	$1,196.1	$1,050.4	$1,050.4	13.9%	14.8%	13.9%	14.8%
Medication Management	346.8	275.2	363.6	26.0%	28.3%	(4.6)%	(2.9)%
Other Pharma	212.1	189.0	189.0	12.2%	12.7%	12.2%	12.7%
Total Americas	1,755.0	1,514.6	1,603.0	15.9%	17.0%	9.5%	10.6%

EMEA—
Specialty Injectable Pharmaceuticals	170.5	164.4	164.4	3.7%	(0.6)%	3.7%	(0.6)%
Medication Management	53.6	45.3	58.5	18.3%	13.2%	(8.4)%	(12.3)%
Other Pharma	41.4	36.8	36.8	12.5%	6.3%	12.5%	6.3%
Total EMEA	265.5	246.5	259.7	7.7%	3.0%	2.2%	(2.3)%

APAC—
Specialty Injectable Pharmaceuticals	135.0	126.8	126.8	6.5%	12.1%	6.5%	12.1%
Medication Management	21.4	17.8	20.5	20.2%	26.4%	4.4%	9.8%
Other Pharma	9.7	4.5	4.5	115.6%	115.6%	115.6%	115.6%
Total APAC	166.1	149.1	151.8	11.4%	17.0%	9.4%	15.0%

Net Sales	$2,186.6	$1,910.2	$2,014.5	14.5%	15.2%	8.5%	9.2%

Global—
Specialty Injectable Pharmaceuticals	$1,501.6	$1,341.6	$1,341.6	11.9%	12.7%	11.9%	12.7%
Medication Management	421.8	338.3	442.6	24.7%	26.2%	(4.7)%	(3.5)%
Other Pharma	263.2	230.3	230.3	14.3%	13.7%	14.3%	13.7%
Net Sales	$2,186.6	$1,910.2	$2,014.5	14.5%	15.2%	8.5%	9.2%

(1)
Adjusted Net sales for the six months ended June 30, 2013 excludes charges of $104.3 million related to the Device Strategy. The Device Strategy charges are reported in the respective Medication Management Net sales by product line as follows: Americas-$88.4 million, EMEA-$13.2 million and APAC-$2.7 million. There were no Device Strategy charges included in GAAP Net sales for the six months ended June 30, 2014.

(2)
The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates. Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period's foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira's results of operations.

(3)
Adjusted financial measures exclude specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.